As filed with the Securities and Exchange Commission on January 3, 1997.

                                                        Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                        SURGICAL LASER TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                    31-1093148
-------------------------------            ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

           147 Keystone Drive
      Montgomeryville, Pennsylvania                       18936
----------------------------------------               ----------
(Address of Principal Executive Offices)               (Zip Code)

                              --------------------

                        SURGICAL LASER TECHNOLOGIES, INC.
                              EQUITY INCENTIVE PLAN
                        ---------------------------------
                            (Full title of the plan)

                              --------------------

                               W. Keith Stoneback
                      President and Chief Executive Officer
                        Surgical Laser Technologies, Inc.
                               147 Keystone Drive
                       Montgomeryville, Pennsylvania 18936
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (215) 619-3600
                     ---------------------------------------
                     (Telephone number, including area code,
                              of agent for service)

                              --------------------

                                    Copy to:
                           Thomas G. Spencer, Esquire
                            Duane, Morris & Heckscher
                                One Liberty Place
                           Philadelphia, PA 19103-7396

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                Proposed             Proposed
Title of securities      Amount to be       maximum offering      maximum aggregate        Amount of
 to be registered         registered        price per share        offering price       registration fee
--------------------------------------------------------------------------------------------------------
Common Stock,              300,000              $1.50 (1)           $450,000 (1)            $136.36
 par value $.01
========================================================================================================

      (1) Pursuant to paragraph (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed on the basis of $1.50 per share, the average of the high and low sales prices of the Common Stock of the Company on the Nasdaq National Market on December 31, 1996.

Introductory Statement Pursuant to General Instruction E of Form S-8

      Pursuant to General Instruction E of Form S-8 with respect to the registration of additional securities hereunder, the contents of the Registrant's Registration Statement No. 33-38748, Registration Statement No. 33-42451, Registration Statement No. 33-49730 and Registration Statement No. 33-83074 are incorporated herein by reference.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 5.  Interests of Named Experts and Counsel.

         The consolidated financial statements and schedules incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The validity of the issuance of the shares of Common Stock registered hereby will be passed upon for the Company by Duane, Morris & Heckscher, Philadelphia, Pennsylvania. As of December 26, 1996, partners of Duane, Morris & Heckscher and their affiliates owned 65,762 shares of the Company's outstanding Common Stock; an additional 29,119 shares of the Company's outstanding Common Stock are held in a trust of which partners of Duane, Morris & Heckscher serve as two of the four trustees. Sheldon M. Bonovitz, a partner of Duane, Morris & Heckscher, is a director of the Company.

Item 8.  Exhibits.

(4) Surgical Laser Technologies, Inc. Equity Incentive Plan, as amended through October 10, 1996.

(5)      Opinion of Duane, Morris & Heckscher.

(23)(A) Consent of Duane, Morris & Heckscher (included in their opinion filed as Exhibit 5).

(23)(B)  Consent of Arthur Andersen LLP.

(24)     Power of Attorney (included on the signature pages hereto).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montgomeryville, Pennsylvania on December 31, 1996.

                                       SURGICAL LASER TECHNOLOGIES, INC.


                                       By: /s/ W. Keith Stoneback
                                           ------------------------------------
                                           W. Keith Stoneback
                                           President and
                                           Chief Executive Officer

         Know all men by these presents, that each person whose signature appears below constitutes and appoints W. Keith Stoneback and Michael R. Stewart, and each or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him, and in his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


        Signature                        Title                           Date
        ---------                        -----                           ----
/s/ W. Keith Stoneback             President, Chief                  December 31, 1996
--------------------------         Executive Officer
W. Keith Stoneback                 and Director (Principal
                                   executive officer)


/s/ Michael R. Stewart             Vice President and                December 31, 1996
--------------------------         Chief Financial Officer
Michael R. Stewart                 (Principal financial and
                                   accounting officer)

                                      II-2



/s/ Richard J. DePiano             Chairman of the Board             December 31, 1996
--------------------------         of Directors
Richard J. DePiano


/s/ Sheldon M. Bonovitz            Director                          December 31, 1996
--------------------------
Sheldon M. Bonovitz


/s/ Jay L. Federman                Director                          December 31, 1996
--------------------------
Jay L. Federman


--------------------------         Director                          December __, 1996
Vincenzo Morelli

                                  EXHIBIT INDEX
                    (Pursuant to Item 601 of Regulation S-K)


Exhibit
   No.              Exhibit
-------             -------
(4)                 Surgical Laser Technologies, Inc. Equity Incentive Plan,
                    as amended through October 10, 1996.

(5)                 Opinion of Duane, Morris & Heckscher.

(23)(A) Consent of Duane, Morris & Heckscher (included in their opinion filed as Exhibit 5).

(23)(B)             Consent of Arthur Andersen LLP.

(24)                Power of Attorney (included on the signature pages hereto).